Filed Pursuant to Rule 424(b)(5)

Registration No. 333-254806

PROSPECTUS SUPPLEMENT

(To Prospectus dated April 7, 2021)

1,410,256 shares of Common Stock

Warrants to Purchase up to 1,410,256 shares of Common Stock

We are offering 1,410,256 shares of our common stock (the “Shares”), par value $0.0001 per share (the “Common Stock”), and warrants to purchase up to 1,410,256 shares of Common Stock (the “Warrants”). The combined offering price for each Share and accompanying Warrant is $0.78. The Warrants are exercisable immediately following the date of issuance and may be exercised for a period of five years from the initial exercisability date at an exercise price of $0.78 per share. This prospectus supplement also relates to the offering of the Common Stock issuable upon exercise of such Warrants.

Our common stock is listed on The Nasdaq Capital Market under the symbol “ORGS.” There is no established trading market for the Warrants and we do not expect a market to develop. We do not intend to apply for a listing for the Warrants on any securities exchange or other national recognized trading system. Without an active trading market, the liquidity of the Warrants will be limited. On November 7, 2023, the last reported sale price for our common stock on The Nasdaq Capital Market was $0.78 per share.

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully review and consider all of the information set forth in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, including the risks and uncertainties described under “Risk Factors” on page S-8 of this prospectus supplement, on page 4 of the accompanying prospectus, and under similar headings in the documents incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

As of the date of this prospectus supplement, the aggregate market value of our outstanding shares of common stock held by non-affiliates, or public float, was determined to be $24,365,156 based on 30,466,807 shares of common stock outstanding, of which 25,380,436 are held by non-affiliates, and the closing sale price of our shares of common stock on The Nasdaq Capital Market of $0.96 on October 18, 2023, which is within 60 days of the date of this prospectus supplement. Upon any sale of shares of common stock under this prospectus supplement pursuant to General Instruction I.B.6 of Form S-3, in no event will the aggregate market value of securities sold by us or on our behalf pursuant to General Instruction I.B.6 of Form S-3 during the twelve calendar month period immediately prior to, and including, the date of any such sale exceed one-third of the aggregate market value of our shares of common stock held by non-affiliates, calculated in accordance with General Instruction I.B.6 of Form S-3. During the prior 12 calendar month period that ends on, and includes, the date of this prospectus supplement (excluding this offering), we have not sold any of our securities pursuant to General Instruction I.B.6 of Form S-3.

	Per Share and Accompanying Warrant	Total
Offering price	$0.78	$1,099,999.68
Placement agent fees (7%)	$0.0546	$76,999.98
Proceeds, before expenses, to us	$0.7254	$1,022,999.70

(1)	We have agreed to pay the Placement Agent (as defined below) a cash fee equal to 7.0% of the aggregate gross proceeds of this offering. See “Underwriting” for additional information regarding the compensation payable to the underwriter.

We have engaged Titan Partners Group LLC, a division of American Capital Partners (the “Placement Agent”), to act as our placement agent in connection with this offering. The Placement Agent is not purchasing or selling any of the securities offered pursuant to this prospectus supplement and the accompanying prospectus and the Placement Agent is not required to arrange the purchase or sale of any specific number of securities or dollar amount, but they have agreed to use their best efforts to arrange for the sale of all of the securities.

Delivery of the securities is expected to be made on or about November 9, 2023.

Sole Placement Agent

Titan Partners Group

a division of American Capital Partners

The date of this prospectus supplement is November 8, 2023

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process and consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We have not, and the Placement Agent has not, authorized anyone to provide any information other than that contained or incorporated by reference into this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We do not, and the Placement Agent does not, take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. The information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein or therein is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our common stock. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information By Reference” in this prospectus supplement and in the accompanying prospectus.

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of our securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Unless the context otherwise indicates, references in this prospectus supplement to “Orgenesis,” “we,” “our,” “us” and “the Company” refer, collectively, to Orgenesis Inc., a Nevada corporation and its subsidiaries.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying base prospectus and documents we have filed with the SEC that are incorporated by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, from time to time we or our representatives have made or will make forward-looking statements in various other filings that we make with the SEC or in other documents, including press releases or other similar announcements. The forward-looking statements involve substantial risks and uncertainties. All statements, other than statements related to present facts or current conditions or of historical facts, contained in this prospectus, including statements regarding our strategy, future operations, future financial position, future revenues, and projected costs, prospects, plans and objectives of management, are forward-looking statements. Accordingly, these statements involve estimates, assumptions and uncertainties which could cause actual results to differ materially from those expressed in them. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” or the negative of these terms or other comparable terminology are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout our SEC reports, and in particular those factors discussed under the heading “Risk Factors” in this prospectus supplement, the accompanying base prospectus, any related free writing prospectus and in the other documents incorporated herein by reference, as may be updated from time to time by our future filings under the Exchange Act.

You should assume that the information appearing in this prospectus supplement, the accompanying base prospectus, any related free writing prospectus and any document incorporated herein by reference is accurate as of its date only. Because the risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. All written or oral forward-looking statements attributable to us or any person acting on our behalf made after the date of this prospectus supplement are expressly qualified in their entirety by the risk factors and cautionary statements contained in and incorporated by reference into this prospectus supplement and the accompanying base prospectus. Unless legally required, we do not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date of this prospectus supplement or to reflect the occurrence of unanticipated events.

Actual results may vary materially from the expectations contained herein due to various important factors, many of which are, and will be, amplified by the COVID-19 pandemic, including (but not limited to) the following:

Corporate and Financial

●	our ability to generate revenue from the commercialization of our point-of-care cell therapy (“POC”) to reach patients and to increase such revenues;
●	our ability to achieve profitability;
●	our ability to manage our research and development programs that are based on novel technologies;
●	our ability to grow the size and capabilities of our organization through further collaboration and strategic alliances to expand our point-of-care cell therapy business;
●	our ability to control key elements relating to the development and commercialization of therapeutic product candidates with third parties;
●	our ability to manage potential disruptions as a result of the continued impact of the coronavirus outbreak;
●	our ability to manage the growth of our company;
●	our ability to attract and retain key scientific or management personnel and to expand our management team;
●	the accuracy of estimates regarding expenses, future revenue, capital requirements, profitability, and needs for additional financing; and
●	our belief that our therapeutic related developments have competitive advantages and can compete favorably and profitably in the cell and gene therapy industry.

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Cell & Gene Therapy Business (“CGT”)

●	our ability to adequately fund and scale our various collaboration, license, partnership and joint venture agreements for the development of therapeutic products and technologies;
●	our ability to advance our therapeutic collaborations in terms of industrial development, clinical development, regulatory challenges, commercial partners and manufacturing availability;
●	our ability to implement our POC strategy in order to further develop and advance autologous therapies to reach patients;
●	expectations regarding our ability to obtain and maintain existing intellectual property protection for our technologies and therapies;
●	our ability to commercialize products in light of the intellectual property rights of others;
●	our ability to obtain funding necessary to start and complete such clinical trials;
●	our ability to further our CGT development projects, either directly or through our JV partner agreements, and to fulfill our obligations under such agreements;
●	our belief that our systems and therapies are as at least as safe and as effective as other options;
●	the outcome of certain legal proceedings that we become involved in;
●	our license agreements with other institutions;
●	expenditures not resulting in commercially successful products;
●	our dependence on the financial results of our POC business;
●	our ability to complete development, processing and then roll out Orgenesis Mobile Processing Units and Labs (“OMPULs”); and
●	our ability to grow our POC business and to develop additional joint venture relationships in order to produce demonstrable revenues.

Metalmark Investment Risks

●	Octomera (as defined below) may not receive the future payments pursuant to the Unit Purchase Agreement with MM OS Holdings, L.P. (“MM”), an affiliate of Metalmark Capital Partners;
●	MM may force the sale of Octomera under certain conditions which may result in MM receiving a greater value than us and our shareholders;
●	MM assumed control of the Board of Managers of Octomera, which has limited our ability to control and direct the activities of Octomera.;
●	MM has the right to buy our units in Octomera upon the occurrence of certain events, which could result in us not holding any equity in Octomera;
●	we may be forced to redeem all of the units of Octomera held by MM, which could require substantial cash outlay and would adversely affect our financial position; and
●	if MM opts to exchange its Octomera units for shares of our common stock, we could potentially issue up to 5,106,596 shares of our common stock to MM, which may result in significant dilution to our existing stockholders.

These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks identified under “Risk Factors” in this prospectus supplement, the accompanying base prospectus, our annual report on Form 10-K for the fiscal year ended December 31, 2022, as filed with the SEC on March 22, 2023, and any additional risk factors identified in our periodic reports since the date of such report. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this prospectus supplement.

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PROSPECTUS SUPPLEMENT SUMMARY

This prospectus supplement summary highlights information contained elsewhere in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus supplement and the accompanying base prospectus carefully, including the section entitled “Risk Factors” in this prospectus supplement and the accompanying base prospectus and our financial statements and the related notes and the other information incorporated by reference into this prospectus supplement and the accompanying base prospectus, before making an investment decision.

Our Company

Overview

We are a global biotech company working to unlock the potential of CGTs in an affordable and accessible format. CGTs can be centered on autologous (using the patient’s own cells) or allogenic (using master banked donor cells) and are part of a class of medicines referred to as advanced therapy medicinal products, or ATMPs. We are mostly focused on the development of autologous therapies that can be manufactured under processes and systems that are developed for each therapy using a closed and automated approach that is validated for compliant production near the patient for treatment of the patient at the point of care, or POCare. This approach has the potential to overcome the limitations of traditional commercial manufacturing methods that do not translate well to commercial production of advanced therapies due to their cost prohibitive nature and complex logistics to deliver such treatments to patients, ultimately limiting the number of patients that can have access to, or can afford, these therapies.

To achieve these goals, we have developed a collaborative worldwide network of research institutes and hospitals who are engaged in the POCare model, or our POCare Network, and a pipeline of licensed POCare advanced therapies that can be processed and produced under such closed and automated processes and systems, or POCare Therapies. We are developing our pipeline of advanced therapies and with the goal of entering into out-licensing agreements for these therapies. Our cellular therapies, though defined as drug products, conceptually differ from other drug modalities in that they are based on reprogramming of cells sourced from the patient or from a donor. In most cases, they are individually produced per patient in a highly sterile and controlled environment, and their efficacy is optimized when administered a short time following production as fresh product.

To advance the execution of our goal of bringing such therapies to market, we have designed and built our POCare Platform - a scalable infrastructure of technology and services that ensures a central quality system, replicability and standardization of infrastructure and equipment, and centralized monitoring and data management. The platform is constructed on POCare Centers that serve as hubs that locally implement our quality system, Good Manufacturing Practices, training procedures, quality control testing, incoming supply of materials and oversee the actual production in the Orgenesis Mobile Processing Units & Labs, or OMPULs.

In connection with the investment by an affiliate of Metalmark Capital Partners (“Metalmark” or “MM”) in November 2022, we separated our operations into two operating segments: the operations of Octomera LLC (the “Octomera” segment which we have renamed to the “Octomera” segment following the change of name of Morgenesis LLC to Octomera LLC) and therapies related activities (the “Therapies” segment). Prior to that, we conducted all our operations as one single segment. The Octomera segment includes mainly POCare Services and includes the results of the subsidiaries transferred to Octomera and all of the operations of Octomera LLC. The Therapies segment includes our therapeutic development operations.

On June 30, 2023, in connection with an additional $1 million investment in Octomera, we and MM entered into Amendment No. 1 to the Second Amended and Restated Limited Liability Company Agreement (the “LLC Agreement Amendment”) to change the name of Morgenesis to “Octomera LLC” and to amend Octomera’s board composition. Pursuant to the LLC Agreement Amendment, the board of managers of Octomera (the “Octomera Board”) will be comprised of five managers, two of which will be appointed by us, one of which will be an industry expert appointed by MM, and two of which will be appointed by MM. As a result of the amendment to the composition of the Octomera Board pursuant to the LLC Agreement Amendment described above, we deconsolidated Octomera from our consolidated financial statements as of June 30, 2023 and recorded our equity interest in Octomera as an equity method investment.

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In addition, we and MM entered into various amendments to the Unit Purchase Agreement since June 30, 2023. Pursuant to such amendments, we or MM, as the case may be, agreed to pay certain amounts in exchange for Class A Preferred Units of Octomera LLC to support the continued expansion of Orgenesis’ POCare Services, all as detailed in the table below. In the case of MM investments, the investment amount of the First Future Investment (as defined in the UPA) was reduced by the amount of the Subsequent Investment.

Date	Investing party	Amendment #	Amount	Class A Preferred units obtained
August 22, 2023	MM	3	$100,000	10,000
August 29, 2023	Company	4	$543,000	54,310
September 6, 2023	MM	5	$100,000	10,000
September 13, 2023	MM	6	$150,000	15,000
September 28, 2023	MM	7	$150,000	15,000
October 12, 2023	Company	8	$117,000	11,700

We currently own approximately 75% of Octomera LLC.

Therapies segment (POCare Therapies)

While the biotech industry struggles to determine the best way to lower cost of goods and enable CGTs to scale, the scientific community continues to advance and push the development of such therapies to new heights. Clinicians and researchers are excited by all the new tools (new generations of industrial viruses, big data analysis for genetic and molecular data) and technologies (CRISPR, mRNA, etc.) available, often at a low cost, to perform advanced research in small labs. Most new therapies arise from academic institutes or small spinouts from such institutes. Though such research efforts may manage to progress into a clinical stage, utilizing lab based or hospital-based production solutions they lack the resources to continue the development of such drugs to market approval.

Historically, drug/therapeutic development has required investments of hundreds of millions of dollars to be successful. One significant cause for the high cost is that each therapy often requires unique production facilities and technologies that must be subcontracted or built. Further the cost of production during the clinical stage is extremely expensive, and the cost of the clinical trial itself is very high. Given these financial restraints, researchers and institutes hope to out-license their therapeutic products to large biotech companies or spin-out new companies and raise large fundraising rounds. However, in many cases they lack the resources and the capability to de-risk their therapeutic candidates enough to be attractive for such fundings or partnership.

Our POCare Network is an alternative to the traditional pathway of drug development. We collaborate with academic institutions and entities that have been spun out from such institutions. We are in close contact with researchers who are experts in the field of the drug and also partners with leading hospitals and research institutes. Based on such collaborations, we enter into in-licensing agreements with relevant institutions for promising therapies with the aim of adapting them to a point-of-care setting through regional or strategic biological partnerships. Based on the results of the collaboration, we are then able to out-license our own therapeutic developments, as well as those therapies developed from in-licensing agreements to out-licensing partners at preferred geographical regions.

The ability to produce these products at low cost allows for an expedited development process, and the partnership with hospitals around the globe enables joint grants and lower cost of clinical development. The POCare Therapies division reviews many therapies available for out licensing and select the ones which they believe have the highest market potential, can benefit the most from a point of care approach and have the highest chance of clinical success. It assesses such issues by utilizing its global POCare Network and its internal knowhow accumulated over a decade of involvement in the field.

The goal of this in-licensing is to quickly adapt such therapies to a point-of-care approach through regional partnerships, and to out-license the products for market approval in preferred geographical regions. This approach lowers overall development cost, through minimizing pre-clinical development costs incurred by us, and through receiving of the additional funding from grants and/or payments by regional partners.

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Octomera segment (mainly POCare Services)

Octomera is responsible for most of our POCare services platform. The POCare Services platform is utilized by parties such as biotech companies and hospitals for the supply of their products. Octomera’s services include adapting the process to the platform and supplying the products, or POCare Services. These are services for third party companies and for CGTs that are not necessarily based on our POCare Therapies. POCare services that we and our affiliated entities perform include:

●	Process development of therapies, process adaptation, and optimization inside the OMPULs, or “OMPULization”;
●	Adaptation of automation and closed systems to serviced therapies;
●	Incorporation of the serviced therapies compliant with GMP in the OMPULs that we design and built;
●	Tech transfers and training of local teams for the serviced therapies at the POCare Centers;
●	Processing and supply of the therapies and required supplies under GMP conditions within our POCare Network, including required quality control testing; and
●	Contract Research Organization services for clinical trials.

The POCare Services are performed in decentralized hubs that provide harmonized and standardized services to customers, or POCare Centers. We are working to expand the number and scope of our POCare Centers with the intention of providing an efficient and scalable pathway for CGT therapies to reach patients rapidly at lowered costs. Our POCare Services are designed to allow rapid capacity expansion while integrating new technologies to bring together patients, doctors and industry partners with a goal of achieving standardized, regulated clinical development and production of therapies.

Our principal executive offices are located at 20271 Goldenrod Lane, Germantown, MD 20876, and our telephone number is (480) 659-6404. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and all amendments to those reports are available free of charge though our website (http://www.orgenesis.com) as soon as practicable after such material is electronically filed with, or furnished to, the SEC. Except as otherwise stated in these documents, the information contained on our website or available by hyperlink from our website does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.

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The Offering

The following is a brief summary of some of the terms of the offering and is qualified in its entirety by reference to the more detailed information appearing elsewhere in this prospectus supplement and the accompanying base prospectus. For a more complete description of the terms of our common stock, see “Description of Capital Stock” in the accompanying base prospectus.

Common Stock offered by us	1,410,256 shares.

Warrants offered by us	We are also offering Warrants to purchase up to 1,410,256 shares of Common Stock. The exercise price of each Warrant will be $0.78 per share. Each Warrant will be exercisable on the closing date of this offering. The Warrants will expire five years from the initial exercisability date. This prospectus supplement also relates to the offering of the Common Stock issuable upon exercise of such Warrants. See “Description of Securities We Are Offering” for a discussion on the terms of the Warrants.

Common stock to be outstanding immediately after this offering	31,877,063 shares (assuming no exercise of the Warrants).

Use of proceeds

We expect to receive net proceeds from this offering of approximately $0.8 million, after deducting the Placement Agent’s fees and estimated offering expenses payable by us.

We intend to use the net proceeds of this offering for working capital and general corporate purposes. See “Use of Proceeds.”

Risk Factors	Investing in our securities involves a high degree of risk. You should carefully consider the information under “Risk Factors” on page S-8 of this prospectus supplement and the accompanying base prospectus and the other information included or incorporated by reference in this prospectus supplement and the accompanying base prospectus for a discussion of factors you should carefully consider before deciding to invest in our securities.

Nasdaq Capital Market symbol	Our shares of common stock are traded on The Nasdaq Capital Market under the symbol “ORGS”. There is no established trading market for the Warrants, and we do not expect a market to develop. We do not intend to apply for a listing for the Warrants on any securities exchange or other national recognized trading system. Without an active trading market, the liquidity of the Warrants will be limited.

The number of shares of our common stock expected to be outstanding immediately after this offering is based on shares of common stock outstanding as of June 30, 2023, and excludes as of that date the following:

●	3,510,767 shares of our common stock issuable upon the exercise of stock options outstanding as of June 30, 2023, at a weighted-average exercise price of $4.22 per share;

●	4,431,786 shares of our common stock issuable upon the exercise of warrants outstanding as of June 30, 2023, at a weighted-average exercise price of $3.79 per share;

●	10,425,469 shares of common stock issuable upon conversion of principal and accrued interest underlying outstanding convertible loans assuming a weighted-average conversion price of $2.56 per share, assuming a conversion date of June 30, 2023;

●	483,703 shares of common stock available for future issuance under our 2017 Equity Incentive Plan as of June 30, 2023; and

●	170,308 shares of common stock available for future issuance under our Global Share Incentive Plan (2012) as of June 30, 2023.

Unless otherwise stated or the context requires otherwise, all information in this prospectus supplement assumes (i) (ii) no issuances or exercises of any other outstanding shares, options, or warrants after June 30, 2023 and (iii) no exercise of the Warrants.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before purchasing our common stock, you should read and consider carefully the following risk factors, as well as the risks described under the section captioned “Risk Factors” in the accompanying base prospectus, our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as filed with the SEC on March 22, 2023, and any subsequent updates in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, all of which are incorporated herein by reference, and as updated by any other document that we subsequently file with the SEC and that is incorporated by reference into this prospectus supplement and the accompanying base prospectus, before investing in our securities. Each of these risk factors, either alone or taken together, could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our common stock. There may be additional risks that we do not presently know of or that we currently believe are immaterial, which could also impair our business and financial position. If any of the events described below were to occur, our financial condition, our ability to access capital resources, our results of operations and/or our future growth prospects could be materially and adversely affected and the market price of our common stock could decline. As a result, you could lose some or all of any investment you may make in our common stock.

Risks Related to this Offering and Our Common Stock

The market price for our common stock has experienced significant price and volume volatility and is likely to continue to experience significant volatility in the future, which may cause the value of any investment in our common stock to decline.

Our stock price and the stock prices of companies similar to Orgenesis have been highly volatile. In addition, stock markets generally have recently experienced volatility. Our stock price has experienced significant price and volume volatility for the past year, and our stock price is likely to experience significant volatility in the future. The price of our common stock may decline and the value of any investment in our common stock may be reduced regardless of our performance. Further, the daily trading volume of our common stock has historically been relatively low. As a result of the historically low volume, our shareholders may be unable to sell significant quantities of common stock in the public trading markets without a significant reduction in the price of our common stock. The trading price of our common stock may be influenced by factors beyond our control, such as the volatility of the financial markets in general, including in reaction to the ongoing COVID-19 pandemic, geopolitical conflicts such as the Russian invasion of Ukraine and the emerging military conflict in Israel and Gaza, uncertainty surrounding the U.S. economy, conditions and trends in the markets we serve, changes in the estimation of the future size and growth rate of our markets, publication of research reports and recommendations by financial analysts relating to our business, the business of our competitors or the EV industry, changes in market valuation or earnings of competitors, sales of our common stock by our principal shareholders, and the trading volume of our common stock. The historical market prices of our common stock may not be indicative of future market prices and we may be unable to sustain or increase the value of our common stock. Further, we have historically used equity incentive compensation as part of our overall compensation arrangements. The effectiveness of equity incentive compensation in retaining key employees may be adversely impacted by volatility in our stock price. Significant declines in our stock price may also interfere with our ability, if needed, to raise additional funds through equity financing or to finance strategic transactions with our stock.

Any inability or perceived inability of investors to realize a gain on an investment in our common stock could have an adverse effect on our business, financial condition and results of operations by potentially limiting our ability to attract and retain qualified employees and to raise capital. In addition, there may be increased risk of securities litigation following periods of fluctuations in our stock price. Securities class action lawsuits are often brought against companies after periods of volatility in the market price of their securities. These and other consequences of volatility in our stock price which could be exacerbated by macroeconomic conditions that affect the market generally, or our industries in particular, could have the effect of diverting management’s attention and could materially harm our business.

Purchasers will experience immediate dilution in the book value per share of the common stock purchased in the offering.

The price of our common stock to be sold in this offering is substantially higher than the net tangible book value per share of our common stock. Therefore, if you purchase shares of our common stock in this offering you will pay a price per share that substantially exceeds our net tangible book value per share after this offering. After giving effect to the sale of an aggregate of 1,410,256 shares of our common stock and accompanying Warrants to purchase 1,410,256 shares of common stock at a price of $0.78 per share, and after deducting placement agent fees and estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2023 would have been approximately $13.6 million, or approximately $0.46 per share. This represents an immediate increase in as adjusted net tangible book value of approximately $0.02 per share to our existing stockholders and an immediate dilution in as adjusted net tangible book value of approximately $0.32 per share to purchasers of our common stock in this offering. The exercise of outstanding stock options and warrants, as well as the Warrants being offered in this offering, will result in further dilution of your investment. See “Dilution” in this prospectus supplement for more information.

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There may be future sales of our common stock, which could adversely affect the market price of our common stock and dilute the value of the common stock you purchase.

The exercise of any options granted to executive officers and other employees under our equity compensation plans, the settlement of our outstanding restricted stock units, the exercise of outstanding warrants and other issuances of our common stock could have an adverse effect on the market price of the shares of our common stock. Other than the restrictions set forth in the section titled “Underwriting,” we are not restricted from issuing additional shares of common stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive shares of common stock, provided that we are subject to the requirements of The Nasdaq Capital Market. Sales of a substantial number of shares of our common stock in the public market or the perception that such sales might occur could materially adversely affect the market price of the shares of our common stock. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Accordingly, our shareholders bear the risk that our future offerings will reduce the market price of our common stock and dilute their stock holdings in us.

A large number of shares of common stock issued in this offering may be sold in the market following this offering, which may depress the market price of our common stock.

We are offering a significant number of shares of our common stock relative to the amount of our common stock currently outstanding. Additionally, a large number of shares of common stock issued in this offering may be sold in the public market following this offering, which may depress the market price of our common stock. If there are more shares of common stock offered for sale than buyers are willing to purchase, then the market price of our common stock may decline to a market price at which buyers are willing to purchase the offered shares of common stock and sellers remain willing to sell the shares of common stock. The common stock issued in the offering will be freely tradable without restriction or further registration under the Securities Act.

If securities or industry research analysts cease publishing research or reports about our business or if they issue unfavorable commentary or downgrade our common stock, the market price of our securities and trading volume could decline.

The trading market for our securities relies in part on the research and reports that securities and industry analysists publish about us, our industry and our business. We do not have any control over these analysts. The market price of our securities and trading volumes could decline if one or more securities or industry analysts downgrade our securities, issue unfavorable commentary about us, our industry or our business, cease to cover our company or fail to regularly publish reports about us, our industry or our business.

An active trading market for our common stock may not develop or be sustained.

Although our common stock is currently traded on The Nasdaq Capital Market, an active trading market for our common stock may not be maintained. If an active market for our common stock is not maintained, it may be difficult for shareholders to sell shares of our common stock. An inactive trading market may impair our ability to raise capital to continue to fund operations by selling shares and may impair our ability to acquire other companies or technologies by using our shares as consideration.

Our management will have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering, and our stockholders will not have the opportunity as part of their investment decision to assess whether the net proceeds are being used appropriately. The failure by our management to apply these funds effectively could harm our business. See “Use of Proceeds” on page S-13 for a description of our proposed use of proceeds from this offering.

S-9

We have never paid cash dividends on its capital stock, and we do not anticipate paying dividends in the foreseeable future.

We have never paid cash dividends on any of our capital stock and we currently intend to retain any future earnings to fund the growth of our business. Any determination to pay dividends in the future will be at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements, general business conditions and other factors that the board may deem relevant. As a result, capital appreciation, if any, of our common stock will be the sole source of gain for the foreseeable future.

Risks Related to Our Warrants

Issuance of our common stock upon exercise of securities may depress the price of our common stock.

Upon consummation of this offering, we will have 31,877,063 shares of common stock issued and outstanding; 3,510,767 shares of our common stock issuable upon the exercise of stock options outstanding as of June 30, 2023, at a weighted-average exercise price of $4.22 per share; 4,431,786 shares of our common stock issuable upon the exercise of Warrants outstanding as of June 30, 2023, at a weighted-average exercise price of $3.79 per share; 10,425,469 shares of common stock issuable upon conversion of principal and accrued interest underlying outstanding convertible loans assuming a weighted-average conversion price of $2.56 per share, assuming a conversion date of June 30, 2023; 483,703 shares of common stock available for future issuance under our 2017 Equity Incentive Plan as of June 30, 2023; and 170,308 shares of common stock available for future issuance under our Global Share Incentive Plan (2012) as of June 30, 2023; and Warrants issued in this offering to purchase shares of common stock at an exercise price of $0.78 per share. All Warrants and stock options are convertible, or exercisable into, one share of common stock. The issuance of shares of our common stock upon the exercise of outstanding convertible securities could result in substantial dilution to our shareholders, which may have a negative effect on the price of our common stock.

There is no public market for the Warrants being offered by us in this offering.

There is no established public trading market for the Warrants, and we do not expect a market to develop. In addition, we do not intend to apply to list the Warrants on any national securities exchange or other nationally recognized trading system. Without an active market, the liquidity of the Warrants will be limited.

Holders of the Warrants offered hereby will have no rights as shareholders with respect to shares of common stock underlying the Warrants until such holders exercise their Warrants and acquire our common shares, except as otherwise provided in the Warrants.

Until holders of the Warrants acquire our shares of common stock upon exercise thereof, such holders will have no rights with respect to the shares of common stock underlying such Warrants, except to the extent that holders of such Warrants will have certain limited rights to participate in distributions or dividends paid on our shares of common stock as set forth in the Warrants. Upon exercise of the Warrants, the holders will be entitled to exercise the rights of a shareholder only as to matters for which the record date occurs after the exercise date.

S-10

Risks Related to the Metalmark Investment

Octomera may not receive the future payments pursuant to the Unit Purchase Agreement with MM OS Holdings, L.P. (“MM”), an affiliate of Metalmark Capital Partners.

The Unit Purchase Agreement, as amended, between us and MM (the “UPA”) requires MM to make up to two additional payments to Octomera if certain specified Net Revenue targets (as defined in the UPA) are satisfied by Octomera during each of years 2022 and 2023, as described in more detail below. For each of those fiscal years in which such specified Net Revenue targets are satisfied by Octomera, MM will be obligated to pay an additional $10 million to Octomera shortly after the end of that fiscal year.

If Octomera and its subsidiaries generate Net Revenue (as defined in the UPA) equal to or greater than $30,000,000 during the twelve month period ending December 31, 2022 (the “First Milestone”) and/or equal to or greater than $50,000,000 during the twelve month period ending December 31 2023 (the “Second Milestone”), then MM will pay up to $10,000,000 in cash in exchange for 1,000,000 additional Class A Units if the First Milestone is achieved and $10,000,000 in cash in exchange for 1,000,000 Class B Units Preferred Units of Octomera (the “Class B Units”) if the Second Milestone is achieved. During 2023, MM has paid $6,500,000 in exchange for 650,000 Class A Units. Notwithstanding the foregoing, if the First Milestone is not achieved, but Octomera and its subsidiaries generate Net Revenue equal or greater to $13,000,000 for the three months ending March 31, 2023, then MM shall make the first $10,000,000 future investment for 1,000,000 Class A Units described above. At any time until the consummation of a Company IPO or Change of Control (in each case, as defined in the LLC Agreement), MM may, in its sole discretion, elect to invest up to an additional $60,000,000 in Octomera (any such investment, an “Optional Investment”) in exchange for certain Class C Preferred Units of Octomera (the “Class C Units” and, together with the Class A Units and the Class B Units, the “Preferred Units”). $10,000,000 of such Optional Investment shall be to purchase Class C-1 Preferred Units based on an enterprise value of $125,000,000, with such enterprise value adjusted by any net debt as of such time; $25,000,000 of Optional Investment shall be to purchase Class C-2 Preferred Units based on an enterprise value of $156,250,000, with such enterprise value adjusted by any net debt as of such time; and $25,000,000 of Optional Investment shall be to purchase Class C-3 Preferred Units based on an enterprise value of $250,000,000, with such enterprise value adjusted by any net debt as of such time. Further, if, during the twelve month period ending on December 31, 2023, Octomera and its subsidiaries generate (i) Net Revenue (as defined in the UPA) equal to or greater than $70,000,000, (ii) Gross Profit (as defined in the UPA) equal to or greater than $35,000,000 and (iii) EBITDA (as defined in the UPA) equal to or greater than $10,000,000, then MM shall make (or cause to be made) a one-time cash payment of $10,000,000 to the Company upon such payment becoming final and binding pursuant to the UPA (the “Earnout Payment”).

Accordingly, if we do not meet the applicable Net Revenue, Gross Profit or EBITDA targets, Octomera will not be eligible to receive the future payments from MM. Further, MM may choose not to make any of the Optional Investments. In addition, under certain circumstances, MM will obtain the right to put to us (or, at our discretion, to Octomera if Octomera shall then have the funds available to consummate the transaction) its shares in Octomera.

MM may force the sale of Octomera under certain conditions which may result in MM receiving a greater value than us and our shareholders.

At any time following the earliest to occur of (x) prior to the two year anniversary of the initial closing date under the UPA (the “Initial Two Year Period”) or a Material Governance Event (as defined in the LLC Agreement), if MM and we approve a sale of Octomera or (y) (i) after the Initial Two Year Period or (ii) after the occurrence of a Material Governance Event, if MM or the Octomera Board by Supermajority Vote (as defined in the LLC Agreement) approves a Sale of Octomera (an “Approved Sale”), then, subject to notice, MM or Octomera can require the members of Octomera to sell their units in Octomera (the “Drag Along Rights”) to the purchaser in the Approved Sale. Notwithstanding the foregoing, we are entitled to advise Octomera and the Octomera Board of our election to be a potential acquiror of Octomera. Notwithstanding the foregoing, if MM falls below 50% of its initial holdings in Octomera as specified above, then it is no longer entitled to exercise the Drag Along Right. Notwithstanding the foregoing, prior to the three-year anniversary of the initial closing date (the “Initial Three Year Period”), MM and Octomera will not be entitled to exercise the Drag Along Right unless the valuation of Octomera reflected in the sale is equal to or greater than $300,000,000. If we breach our obligation to effectuate an Approved Sale or otherwise the failure of an Approved Sale to be consummated is primarily attributable to our or our affiliates, then (i) the Octomera Board shall be appointed as follows: (a) one manager shall be appointed by us, (b) the Industry Expert Manager shall be appointed by MM and (c) three Managers shall be appointed by MM and (ii) MM will have the option to convert all of its Preferred Units into such number of Common Units (as defined below) that represents (on a post-conversion basis) the Applicable Percentage (as defined in the LLC Agreement) of all of the outstanding Common Units (including any Common Units to be issued to MM pursuant to this provision).

S-11

While we have the right of first refusal with respect to acquiring Octomera in its entirety, if MM elects to exercise such a right and if we are not in the position to acquire Octomera, MM may cause the sale of Octomera to any third party on terms MM approves on an arm’s length basis pursuant to the Drag Along Right, subject to the conditions set forth above. If this occurs, we are contractually obligated to approve such a sale and execute any documents as required by MM. Based on this, there may be a situation where MM approves a sale that is more valuable or beneficial to MM than to our company and our shareholders, and we will not be able to prevent such a transaction. A sale of Octomera would have impacts to our POCare services business as conducted through Octomera and to our overall value as a whole.

MM assumed control of the Board of Managers of our subsidiary, Octomera, which has limited our ability to control and direct the activities of Octomera.

Pursuant to Amendment No. 1 to the Second Amended and Restated Limited Liability Company Agreement, dated as of June 30, 2023, the board of managers of Octomera (the “Octomera Board”) is comprised of five managers, two of which are appointed by the Company, one of which is an industry expert appointed by MM, and two of which are appointed by MM.

In addition, if (i) at any time there is a Material Underperformance Event (as defined in the LLC Agreement), (ii) at any time there is a Material Governance Event, (iii) Octomera does not pay in full the aggregate Redemption Price (as defined in the LLC Agreement) to redeem on any Redemption Date (as defined in the LLC Agreement) all Preferred Units to be redeemed on such Redemption Date, (iv) Octomera or Orgenesis does not pay in full the aggregate price of the Put Option (as defined in the LLC Agreement), or (v) Orgenesis breaches its obligation to effectuate an Approved Sale (as defined below) or otherwise the failure of an Approved Sale to be consummated is primarily attributable to us or our affiliates, then the Octomera Board shall be appointed as follows: (a) one manager shall be appointed by us, (b) the Industry Expert Manager shall be appointed by MM and (c) three Managers shall be appointed by MM.

Accordingly, MM controls the Board of Directors of Octomera and is entitled to direct its activities and approve any transactions of Octomera, even if such transactions provide greater value to MM than they do to us and our shareholders. This lack of control could significantly impact our POCare service activities as conducted through Octomera and to our overall value as a whole.

MM has the right to buy our units in Octomera upon the occurrence of certain events, which could result in us not holding any equity in Octomera.

Upon the occurrence of a Material Governance Event, MM is entitled, at its option, to put to us (or, at our discretion, to Octomera if we or Octomera shall then have the funds available to consummate the transaction) its units or, alternatively, purchase from us its units (such purchase right, being the “MM Call Option”). The purchase price for units of MM or us in Octomera under either the put right or the MM Call Option shall be equal to the fair market value of such units as determined by a nationally recognized independent accounting firm selected by MM in its sole discretion; provided, however, that in no event shall the Put Price with respect to Preferred Units be less than $10.00 per Class A Preferred Unit plus the Class A PIK Yield (as defined below) (the “Class A Preferred Unit Original Issue Price”), $10.00 per Class B Preferred Unit plus the Class B PIK Yield (as defined below) (the “Class B Preferred Unit Original Issue Price”) or the applicable price per Class C Preferred Unit as set forth in the LLC Agreement (the “Class C Preferred Unit Original Issue Price”), as applicable, to each Preferred Unit. In the event MM does exercise its right following the occurrence of any such event, we shall cease to be an equity owner of Octomera and will no longer derive any benefits from this subsidiary or its activities. This would also affect the POCare activities being conducted by us through Octomera and our overall value as a whole.

We may be forced to redeem all of the units of Octomera held by MM, which could require substantial cash outlay and would adversely affect our financial position.

Each holder of Preferred Units has the right to require Octomera to redeem its Preferred Units if holders of at least 50% of the then outstanding Preferred Units deliver written notice to Octomera (the “Redemption Request”) at any time after (i) the earlier of either November 4, 2027 and (ii) receipt by Octomera of an offer for a Change of Control from a third party purchaser that is not an affiliate of any unitholder at a valuation of no less than $300,000,000 which Octomera has not accepted and completed (the “Proposed Sale”). In the event a Redemption Request is delivered at any time following November 4, 2027, the price per Preferred Unit at which Octomera will redeem Preferred Units (the “Redemption Price”) will be equal to the applicable Preferred Liquidation Preference Amount (as defined in the LLC Agreement) determined as if a Deemed Liquidation Event (as defined in the LLC Agreement) had occurred on the date the Redemption Request is delivered and as determined by a nationally recognized independent accounting firm selected by MM in its sole discretion.

Any such redemption would require us to expend substantial cash resources and could have a material adverse affect on our financial position. In addition, our cash reserves at the time of such redemption may be insufficient to satisfy such redemption, in which case we may not be able to continue as a going concern if we are unable to support our operations or cannot otherwise raise the necessary funds to support our operations.

If MM opts to exchange its Octomera units for shares of our common stock, we could potentially issue up to 5,106,596 shares of our common stock to MM, which may result in significant dilution to our existing stockholders.

The LLC Agreement provides that MM is entitled, at any time, to convert its units in Octomera for our common stock (such exchange option being the “Stock Exchange Option”). Under the Stock Exchange Option, MM is entitled, at any time prior to July 1, 2025, to exchange its units in Octomera for our common stock (the “MM Exchange Right”). The amount of shares of common stock to be received by MM upon exercise of the MM Exchange Right shall be equal to (i) the fair market value of MM’s units to be exchanged, as determined by a nationally recognized independent accounting firm in the United States with experience in performing valuation services selected by MM and us, divided by (ii) the average closing price per share of our common stock during the 30-day period ending on the date on which MM provides an exchange notice to us (the “Exchange Price”); provided, that in no event shall (A) the Exchange Price be less than a price per share that would result in us having an enterprise value of less than $200,000,000 and (B) the maximum number of shares of our common stock to be issued pursuant to the MM Exchange Right exceed 5,106,596 shares of our common stock. If MM opts to exchange its Octomera units for shares of our common stock, we could potentially issue up to 5,106,596 shares of our common stock to MM. The common stock issuable to MM upon exchange of the Octomera units for our common stock could have a depressive effect on the market price of our common stock by increasing the number of shares of common stock outstanding and the proportionate voting power of the existing stockholders may be significantly diluted.

S-12

USE OF PROCEEDS

We estimate that the net proceeds we will receive from this offering will be approximately $0.8 million, after deducting the Placement Agent’s fees and estimated offering expenses payable by us and excluding the proceeds, if any, from the subsequent exercise of the Warrants.

We intend to use the net proceeds from this offering, including any net proceeds from the exercise of Warrants issued in this offering, together with our existing cash and cash equivalents, for working capital and general corporate purposes, including our therapy related activities. We have not yet determined the amount of net proceeds to be used specifically for any particular purpose or the timing of these expenditures. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds from the sale of these securities.

Pending the use of the net proceeds from this offering, we intend to invest the net proceeds in investment-grade, interest-bearing instruments, certificates of deposit or direct or guaranteed obligations of the U.S.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain earnings, if any, to finance the growth and development of our business. We do not expect to pay any cash dividends on our common stock in the foreseeable future. Payment of future dividends, if any, will be at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements, restrictions contained in current or future financing instruments, provisions of applicable law, and other factors the board of directors deems relevant.

S-13

DILUTION

Dilution in net tangible book value per share to new investors is the amount by which the effective offering price per share paid by the purchasers of the Shares sold in this offering exceeds the as adjusted net tangible book value per share of common stock after giving effect to the offering. We calculate net tangible book value per share by dividing our net tangible assets (tangible assets less total liabilities) by the number of shares of our common stock issued and outstanding as of June 30, 2023.

Our net tangible book value at June 30, 2023 was approximately $12.6 million, or $0.44 per share.

After giving effect to the sale in this offering of 1,410,256 Shares and Warrants to purchase 1,410,256 shares of Common Stock at a combined price of $0.78 per share and accompanying Warrant, and after deducting the placement agent’s fees and estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2023 would have been approximately $13.6 million, or $0.46 per share. This represents an immediate increase in net tangible book value of $0.02 per share to existing stockholders and immediate dilution in net tangible book value of $0.32 per share to new investors in this offering.

The following table illustrates this dilution on a per share basis, assuming the holders of the Warrants offered hereby do not exercise the Warrants:

Offering price per share		$0.78
Net tangible book value per share as of June 30, 2023	$0.44
Increase in net tangible book value per share attributable to this offering	0.02
As adjusted net tangible book value per share as of June 30, 2023, after giving effect to this offering		0.46
Dilution per share to new investors purchasing securities in this offering		$0.32

The foregoing tables and calculations (other than historical net tangible book value) are based on 28,466,807 shares of common stock outstanding as of June 30, 2023, and excludes as of that date the following:

●	3,510,767 shares of our common stock issuable upon the exercise of stock options outstanding as of June 30, 2023, at a weighted-average exercise price of $4.22 per share;

●	4,431,786 shares of our common stock issuable upon the exercise of warrants outstanding as of June 30, 2023, at a weighted-average exercise price of $3.79 per share;

●	10,425,469 shares of common stock issuable upon conversion of principal and accrued interest underlying outstanding convertible loans assuming a weighted-average conversion price of $2.56 per share, assuming a conversion date of June 30, 2023;

●	483,703 shares of common stock available for future issuance under our 2017 Equity Incentive Plan as of June 30, 2023; and

●	170,308 shares of common stock available for future issuance under our Global Share Incentive Plan (2012) as of June 30, 2023.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise or conversion of the outstanding options, convertible loans or warrants. To the extent that any of these outstanding options, convertible loans or warrants are exercised or converted at prices per share below the effective offering price per share in this offering or we issue additional shares under our equity incentive plans at prices below the effective offering price per share in this offering, there will be further dilution to new investors.

In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

S-14

DESCRIPTION OF SECURITIES WE ARE OFFERING

Common Stock

The material terms and provisions of our common stock and each other class of our securities which qualifies or limits our common stock are described in the section entitled “Description of Capital Stock” beginning on page 7 of the accompanying prospectus and the Description of Securities included as Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Securities and Exchange Commission on March 22, 2023.

Warrants

The following description is subject in all respects to the provisions contained in the form of Warrant. You should review a copy of the form of Warrant, which will be filed as an exhibit to our Current Report on Form 8-K being filed with the SEC in connection with this offering, for a complete description of the terms and conditions of the Warrants.

The Warrants will be exercisable immediately for a period of five years at an exercise price of $0.78 per share.

The Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and by payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise. If there is no registration statement registering, or the prospectus contained therein is not available for the issuance of the shares underlying the warrants, as an alternative to payment in immediately available funds, the holder may, in its sole discretion, elect to exercise the Warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the Warrant. No fractional shares of common stock will be issued in connection with the exercise of a Warrant. In lieu of issuing fractional shares, we will pay the holder a cash adjustment in respect of such fraction in an amount equal to the fraction multiplied by the exercise price of the Warrant or round up to the next whole share.

The exercise price per whole share of our common stock purchasable upon the exercise of the Warrants is $0.78 per share of common stock. The exercise price of the Warrants is subject to adjustment from time to time in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions for no consideration of assets, including cash, stock or other property, to all of our shareholders. The exercise price is also subject to adjustment in the event of subsequent sales of our common stock (or securities convertible into or exercisable or exchangeable for shares of common stock) at a purchase price (or conversion or exercise price, as applicable) less than the then-effective exercise price. In the event of such a subsequent sale, the exercise price will be reduced to such lower price, subject to certain exceptions.

A holder will not have the right to exercise any portion of the Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, at the election of the purchaser, 9.99%) of the number of shares of our common stock outstanding immediately after giving effect to the exercise.

We do not plan on applying to list the Warrants on The Nasdaq Capital Market or any other national securities exchange or any other nationally recognized trading system.

Subject to applicable laws, the Warrants may be offered for sale, sold, transferred or assigned without our consent.

In the event of a fundamental transaction, as described in the Warrants, and generally including, with certain exceptions, any reclassification, reorganization or recapitalization of our shares of Common Stock, any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of our assets, our merger or consolidation with or into another person, the acquisition of more than 50% of our outstanding shares of Common Stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding shares of Common Stock, the holders of the Warrants will be entitled to receive upon exercise thereof the kind and amount of securities, cash or other property that the holders would have received had they exercised the Warrants immediately prior to such fundamental transaction. Additionally, as more fully described in the Warrants, in the event of certain fundamental transactions, the holders of the Warrants will be entitled to receive consideration in an amount equal to the Black Scholes Value (as defined in the Warrant) of the remaining unexercised portion of the Warrants on the date of consummation of such fundamental transaction.

Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of a warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the warrant.

S-15

PLAN OF DISTRIBUTION

Titan Partners Group LLC, a division of American Capital Partners, LLC (“Titan”, or the “Placement Agent”) has agreed to act as our exclusive Placement Agent in connection with this offering subject to the terms and conditions of the Placement Agency Agreement, dated November 8, 2023. The Placement Agent is not purchasing or selling any of the securities offered by this prospectus supplement, nor is it required to arrange the purchase or sale of any specific number or dollar amount of securities but has agreed to use its reasonable best efforts to arrange for the sale of all of the securities offered hereby. In connection with the offering of the securities described in this prospectus supplement, we have entered into a securities purchase agreement (the “SPA”) directly with an institutional investor in connection with this offering for the sale of all of the securities offered hereby.

We expect to deliver the shares of common stock and warrants being offered pursuant to this prospectus supplement on or about November 9, 2023.

Fees and Expenses

We have engaged Titan as our exclusive Placement Agent in connection with this offering. This offering is being conducted on a “best efforts” basis and the Placement Agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities. We have agreed to pay the Placement Agent fees set forth in the table below.

	Per Share of Common Stock and Warrant	Total
Public Offering Price	$0.78	$1,099,999.68
Placement Agent Fees(1)	$0.0546	$76,999.98
Proceeds, before expenses, to us	$0.7254	$1,022,999.70

(1)	Includes a cash fee of 7.0% of the gross proceeds of this offering. We have agreed to reimburse the Placement Agent for certain offering-related expenses up to an aggregate of $60,000 and a non-accountable expense allowance in the amount of $20,000, which are not included herein.

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the shares sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares by the Placement Agent acting as principal. Under these rules and regulations, the Placement Agent:

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

This prospectus supplement and the accompanying prospectus may be made available in electronic format on websites or through other online services maintained by the Placement Agent or by an affiliate. Other than this prospectus supplement and the accompanying prospectus, the information on the Placement Agent’s website and any information contained in any other website maintained by the Placement Agent is not part of this prospectus supplement and the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus form a part, has not been approved and/or endorsed by us or the Placement Agent, and should not be relied upon by investors.

The foregoing does not purport to be a complete statement of the terms and conditions of the Placement Agency Agreement and the SPA. A copy of the SPA with the purchasers will be included as an exhibit to our Current Report on Form 8-K to be filed with the SEC and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus form a part. See “Information Incorporated by Reference” and “Where You Can Find More Information.”

Lock-Up Agreements

Pursuant to certain “lock-up” agreements, our officers and directors have agreed for a period of ninety (90) days after the closing of offering, that they shall not, offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or hypothecate, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the holder or any affiliate or any person in privity with the holder or affiliate), directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, enter into any swap or other agreement, arrangement, hedge or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, whether any transaction is to be settled by delivery of shares of Common Stock, other securities, in cash or otherwise, or publicly announce an intention to do any of the foregoing with respect to, any shares of Common Stock of the Company or securities convertible, exchangeable or exercisable into, shares of Common Stock of the Company beneficially owned, held or hereafter acquired.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Securities Transfer Corporation located at 2591 Dallas Parkway, Suite 102, Frisco, TX 75034.

Listing

Our common stock is traded on the Nasdaq Capital Market under the symbol “ORGS”.

S-16

LEGAL MATTERS

The validity of the securities offered by this prospectus supplement will be passed upon for us by Mintz, Levin, Cohn, Ferris, Glovsky & Popeo, P.C., New York, New York. Certain matters of corporate law will be passed upon for us by Pearl Cohen Zedek Latzer Baratz LLP. Sichenzia Ross Ference Carmel LLP, New York, New York, is acting as counsel for the underwriter in connection with this offering.

EXPERTS

The financial statements incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2022 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1B to the financial statements) of Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the common stock we are offering under this prospectus supplement and accompanying prospectus. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus supplement and the accompanying prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC, including us. You can review and copy these documents, without charge, on the SEC’s website. The address of the SEC’s website is www.sec.gov. Additionally, you may access our filings with the SEC through our website at www.orgenesis.com. The reference to our website is intended to be an inactive textual reference only. The information on our website is not part of this prospectus supplement, the accompanying prospectus or any related free writing prospectus and you should not consider information on or accessible through our website to be part of this prospectus supplement or the accompanying prospectus.

Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference in this prospectus supplement or the accompanying prospectus for a copy of such contract, agreement or other document.

S-17

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC permits us to “incorporate by reference” the information and reports we file with it. This means that we can disclose important information to you by referring to another document. The information that we incorporate by reference is considered to be part of this prospectus supplement, and later information that we file with the SEC automatically updates and supersedes this information. We incorporate by reference the documents listed below, except to the extent information in those documents is different from the information contained in this prospectus supplement, and all future documents filed with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act until we terminate the offering of these securities (other than information deemed furnished pursuant to Items 2.02 and 7.01 of Form 8-K):

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (filed on March 22, 2023);

●	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2023 (filed on May 10, 2023), and for the quarter ended June 30, 2023 (filed on August 10, 2023);

●	our Current Report on Form 8-K filed on April 5, 2022 January 13, 2023, January 18, 2023, February 24, 2023, March 31, 2023, May 10, 2023, June 13, 2023, July 7, 2023, July 12, 2023, September 1, 2023, October 3, 2023, October 5, 2023 and October 31, 2023; and

●	the description of our Common Stock which is filed as Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2022, including all amendments or reports filed for the purpose of updating such description.

To the extent that any statement in this prospectus supplement is inconsistent with any statement that is incorporated by reference and that was made on or before the date of this prospectus supplement, the statement in this prospectus supplement shall supersede such incorporated statement. The incorporated statement shall not be deemed, except as modified or superseded, to constitute a part of this prospectus supplement or the registration statement. Statements contained in this prospectus supplement as to the contents of any contract or other document are not necessarily complete and, in each instance, we refer you to the copy of each contract or document filed as an exhibit to our various filings made with the SEC.

You may request a copy of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing to or telephoning us at the following:

Orgenesis Inc.

20271 Goldenrod Lane

Germantown, MD 20876

Attention: Corporate Secretary

Tel: (480) 659-6404

You should rely only on the information incorporated by reference or presented in this prospectus or the applicable prospectus supplement. Neither we nor the underwriter has authorized anyone else to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement is accurate as of any date other than the dates on the front of those documents.

S-18

PROSPECTUS

ORGENESIS INC.

$100,000,000

COMMON STOCK

DEBT SECURITIES

WARRANTS

RIGHTS

UNITS

This prospectus will allow us to issue, from time to time at prices and on terms to be determined at or prior to the time of the offering, up to $100,000,000 of any combination of the securities described in this prospectus, either individually or in units. We may also offer common stock upon conversion of or exchange for the debt securities; common stock or debt securities upon the exercise of warrants or rights.

This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide you with the specific terms of any offering in one or more supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any prospectus supplement, as well as any documents incorporated by reference into this prospectus or any prospectus supplement, carefully before you invest.

Our securities may be sold directly by us to you, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any underwriters or agents are involved in the sale of our securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees, commissions or discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

Our common stock is listed on The Nasdaq Capital Market, under the symbol “ORGS.” On April 7, 2021, the last reported sale price of our common stock on The Nasdaq Capital Market was $5.36 per share.

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks that we have described on page 4 of this prospectus under the caption “Risk Factors.” We may include specific risk factors in supplements to this prospectus under the caption “Risk Factors.” This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 7, 2021.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer shares of our common stock, various series of debt securities and/or warrants or rights to purchase any of such securities, either individually or in units, in one or more offerings, with a total value of up to $100,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering.

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. However, no prospectus supplement will offer a security that is not registered and described in this prospectus at the time of its effectiveness. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to the offering of securities under this prospectus. You should carefully read this prospectus, the applicable prospectus supplement, the information and documents incorporated herein by reference and the additional information under the heading “Where You Can Find More Information” before making an investment decision.

You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated herein by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus may not be used to consummate sales of our securities, unless it is accompanied by a prospectus supplement. To the extent there are inconsistencies between any prospectus supplement, this prospectus and any documents incorporated by reference, the document with the most recent date will control.

Unless the context indicates otherwise, all references in this registration statement to “Orgenesis,” the “Company,” “we,” “us” and “our” refer to Orgenesis Inc.

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PROSPECTUS SUMMARY

The following is a summary of what we believe to be the most important aspects of our business and the offering of our securities under this prospectus. We urge you to read this entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC or included in any applicable prospectus supplement. Investing in our securities involves risks. Therefore, carefully consider the risk factors set forth in any prospectus supplements and in our most recent annual and quarterly filings with the SEC, as well as other information in this prospectus and any prospectus supplements and the documents incorporated by reference herein or therein, before purchasing our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

Overview

We are a global biotech company working to unlock the potential of cell and gene therapies in an affordable and accessible format (“CGTs”).

CGTs can be centered on autologous (using the patient’s own cells) or allogenic (using master banked donor cells) and are part of a class of medicines referred to as advanced therapy medicinal products (ATMPs). We mostly focus on autologous therapies, with processes and systems that are developed for each therapy using a closed and automated processing system approach that is validated for compliant production near the patient at their point of care for treatment of the patient. This approach has the potential to overcome the limitations of traditional commercial manufacturing methods that do not translate well to commercial production of advanced therapies due to their cost prohibitive nature and complex logistics to deliver the treatments to patients (ultimately limiting the number of patients that can have access to, or can afford, these therapies).

To achieve these goals, we have developed a Point of Care Platform comprised of three enabling components: a pipeline of licensed POCare Therapies that are designed to be processed and produced in closed, automated POCare Technology systems across a collaborative POCare Network. Via a combination of science, technology, engineering, and networking, we are working to provide a more efficient and scalable pathway for advanced therapies to reach patients more rapidly at lowered costs. We also draw on extensive medical expertise to identify promising new autologous therapies to leverage within the POCare Platform either via ownership or licensing.

The POCare Network brings together patients, doctors, industry partners, research institutes and hospitals worldwide with a goal of achieving harmonized, regulated clinical development and production of the therapies.

Recent Developments

On April 7, 2020, we entered into an Asset Purchase Agreement (the “Tamir Purchase Agreement”) with Tamir Biotechnology, Inc. (“Tamir” or “Seller”), pursuant to which we agreed to acquire certain assets and liabilities of Tamir related to the discovery, development and testing of therapeutic products for the treatment of diseases and conditions in humans, including all rights to ranpirnase and use for antiviral therapy (collectively, the “Purchased Assets and Assumed Liabilities” and such acquisition, the “Tamir Transaction”). The Tamir Transaction closed on April 23, 2020. We paid $2.5 million in cash and issued an aggregate of 3,400,000 shares (the “Shares”) of our common stock to Tamir resulting in a total consideration of $20.2 million. In November 2020, we filed a registration statement on Form S-3 to register the resale of the Shares as required by the Tamir Purchase Agreement.

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On September 26, 2020, we entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Orgenesis Merger Sub, Inc., a Delaware corporation and our wholly-owned subsidiary (“Merger Sub”), Koligo Therapeutics Inc., a Kentucky corporation (“Koligo”), the shareholders of Koligo (collectively, the “Shareholders”) and Long Hill Capital V, LLC, solely in its capacity as the representative, agent and attorney-in-fact of the Shareholders. The Merger Agreement provided for the acquisition of Koligo by us through the merger of Merger Sub with and into Koligo, with Koligo surviving as our wholly-owned subsidiary (the “Merger”). The Merger closed on October 15, 2020.

Koligo’s operations include (a) the manufacture and sale of KYSLECEL® (autologous pancreatic islets) for chronic and acute recurrent pancreatitis diseases in the United States; (b) development and commercialization of the Tissue Genesis Icellator® platform, a cell isolation system acquired by Koligo from Tissue Genesis, LLC prior to our acquisition of Koligo; and (c) preclinical development of the “3D-V” technology platform, a system exclusively licensed by Koligo from the University of Louisville Research Foundation intended for the revascularization and 3D printing of cell and tissue for transplant applications. Koligo maintains facilities in Indiana and Texas.

The Tissue Genesis assets acquired by Koligo included the entire inventory of Tissue Genesis Icellator® devices, related kits and reagents, a broad patent portfolio to protect the technology, registered trademarks, clinical data, and existing business relationships for commercial and development stage use of the Icellator technology.

Pursuant to the terms of the Merger Agreement, an aggregate of 2,061,713 shares of our common stock were issued to Koligo’s Shareholders who were accredited investors (with certain Shareholders who were not accredited investors being paid solely in cash in the amount of approximately $20 thousand) in accordance with the terms of the Merger Agreement. In connection with the Merger, we assumed an aggregate of approximately $1.9 million of Koligo’s liabilities, which were substantially all of Koligo’s liabilities at the closing of the Merger. In addition, we issued 66,910 shares to Maxim Group LLC for advisory services in connection with the Merger. In November 2020, we filed a registration statement on Form S-3 to register the resale of 1,425,962 shares of our common stock as required by the Merger Agreement.

In addition, according to the agreement between the parties, we also funded an additional cash consideration of $500 thousand (with $100 thousand of such reducing the ultimate consideration payable to Koligo) for the acquisition of the assets of Tissue Genesis, LLC (“Tissue Genesis”) by Koligo that was consummated on October 14, 2020. The Tissue Genesis assets include the entire inventory of Tissue Genesis Icellator® devices, related kits and reagents, a broad patent portfolio to protect the technology, registered trademarks, clinical data, and existing business relationships for commercial and development stage use of the Icellator technology. The Icellator device is already commercially available in Korea and the Bahamas, and is expected to gain regulatory approval in Japan during the first quarter of 2021, subject to completion of manufacturing tests requested by the Japanese Pharmaceutics and Medical Devices Agency. Tissue Genesis already initiated U.S. FDA IDE Phase 1 pilot trials SVF cells in the treatment of erectile dysfunction, critical limb ischemia, tissue repair, and other therapeutic indications.

Corporate Information

We were incorporated in the state of Nevada on June 5, 2008 under the name Business Outsourcing Services, Inc. Effective August 31, 2011, we completed a merger with our subsidiary, Orgenesis Inc., a Nevada corporation, which was incorporated solely to effect a change in its name. As a result, we changed our name from “Business Outsourcing Services, Inc.” to “Orgenesis Inc.”

Our website address is www.orgenesis.com. The information contained on, or that can be accessed through, our website does not constitute part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

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Our executive offices are located at 20271 Goldenrod Lane, Germantown, MD 20876, and our telephone number is (480) 659-6404.

Offerings Under This Prospectus

Under this prospectus, we may offer shares of our common stock, various series of debt securities and/or warrants or rights to purchase any of such securities, either individually or in units, with a total value of up to $100,000,000, from time to time at prices and on terms to be determined by market conditions at the time of the offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we offer securities through agents or underwriters, we will include in the applicable prospectus supplement:

●	the names of those agents or underwriters;

●	applicable fees, discounts and commissions to be paid to them;

●	details regarding over-allotment options, if any; and

●	the net proceeds to us.

This prospectus may not be used to consummate a sale of any securities unless it is accompanied by a prospectus supplement.

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RISK FACTORS

Please carefully consider the risk factors described in our periodic reports filed with the SEC, which are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or include in any applicable prospectus supplement. Additional risks and uncertainties not presently known to us or that we deem currently immaterial may also impair our business operations or adversely affect our results of operations or financial condition.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements are based on our management’s beliefs and assumptions and on information currently available to us. Discussions containing these forward-looking statements may be found, among other places, in the sections entitled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent Annual Report on Form 10-K and in our most recent Quarterly Report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC.

Examples of forward-looking statements in this prospectus include, but are not limited to, our expectations regarding our business strategy, business prospects, operating results, operating expenses, working capital, liquidity and capital expenditure requirements. Important assumptions relating to the forward-looking statements include, among others, assumptions regarding demand for our products, the cost, terms and availability of components, pricing levels, the timing and cost of capital expenditures, competitive conditions and general economic conditions. These statements are based on our management’s expectations, beliefs and assumptions concerning future events affecting us, which in turn are based on currently available information. These assumptions could prove inaccurate. Although we believe that the estimates and projections reflected in the forward-looking statements are reasonable, our expectations may prove to be incorrect.

Forward-looking statements made in this prospectus include statements about:

Corporate and Financial

●	our ability to increase revenues;

●	our ability to achieve profitability;

●	our ability to manage our research and development programs that are based on novel technologies;

●	our ability to grow the size and capabilities of our organization through further collaboration and strategic alliances to expand our point-of-care cell therapy business;

●	our ability to control key elements relating to the development and commercialization of therapeutic product candidates with third parties;

●	our ability to manage potential disruptions as a result of the coronavirus outbreak;

●	our ability to manage the growth of our company;

●	our ability to attract and retain key scientific or management personnel and to expand our management team;

●	the accuracy of estimates regarding expenses, future revenue, capital requirements, profitability, and needs for additional financing; and

●	our belief that our therapeutic related developments have competitive advantages and can compete favorably and profitably in the cell and gene therapy industry.

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Cell & Gene Therapy Business (“CGT”)

●	our ability to adequately fund and scale our various collaboration, license, partnership and joint venture agreements for the development of therapeutic products and technologies;

●	our ability to advance our therapeutic collaborations in terms of industrial development, clinical development, regulatory challenges, commercial partners and manufacturing availability;

●	our ability to implement our point-of-care cell therapy (“POC”) strategy in order to further develop and advance autologous therapies to reach patients;

●	expectations regarding our ability to obtain additional and maintain existing intellectual property protection for our technologies and therapies;

●	our ability to commercialize products in light of the intellectual property rights of others;

●	our ability to obtain funding necessary to start and complete such clinical trials;

●	our ability to further our CGT development projects, either directly or through our JV partner agreements, and to fulfill our obligations under such agreements;

●	our belief that our systems and therapies are as at least as safe and as effective as other options;

●	our Subsidiary’s relationship with Tel Hashomer Medical Research Infrastructure and Services Ltd. (“THM”) and the risk that THM may cancel or, at the very least continue to challenge, the License Agreement with Orgenesis Ltd. as we continue to expand our focus to other therapies;

●	our license agreements with other institutions;

●	expenditures not resulting in commercially successful products;

●	our dependence on the financial results of our POC business; and

●	our ability to grow our POC business and to develop additional joint venture relationships in order to produce demonstrable revenues.

These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors” set forth in our Annual Report on Form 10-K for the year ended December 31, 2020, any of which may cause our Company’s or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These risks may cause the Company’s or its industry’s actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or performance. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of these forward-looking statements. The Company is under no duty to update any forward-looking statements after the date of this prospectus to conform these statements to actual results.

You should also consider carefully the statements set forth in the sections titled “Risk Factors” or elsewhere in this prospectus, in the accompanying prospectus and in the documents incorporated or deemed incorporated herein or therein by reference, which address various factors that could cause results or events to differ from those described in the forward-looking statements. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the applicable cautionary statements. We have no plans to update these forward-looking statements.

USE OF PROCEEDS

We cannot assure you that we will receive any proceeds in connection with securities which may be offered pursuant to this prospectus. Unless otherwise indicated in the applicable prospectus supplement, we intend to use any net proceeds from the sale of securities under this prospectus for our operations and for other general corporate purposes, including, but not limited to, our research and development programs and the development of new programs, general working capital and possible future acquisitions. We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds, if any, we receive in connection with securities offered pursuant to this prospectus for any purpose. Pending application of the net proceeds as described above, we may initially invest the net proceeds in short-term, investment-grade, interest-bearing securities or apply them to the reduction of short-term indebtedness.

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PLAN OF DISTRIBUTION

General Plan of Distribution

We may offer securities under this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities (1) through underwriters or dealers, (2) through agents or (3) directly to one or more purchasers, or through a combination of such methods. We may distribute the securities from time to time in one or more transactions at:

●	a fixed price or prices, which may be changed from time to time;

●	market prices prevailing at the time of sale;

●	prices related to the prevailing market prices; or

●	negotiated prices.

We may directly solicit offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any underwriter or agent involved in the offer or sale of the securities.

If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale, and we will provide the name of any underwriter in the prospectus supplement which the underwriter will use to make re-sales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of the securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

With respect to underwritten public offerings, negotiated transactions and block trades, we will provide in the applicable prospectus supplement information regarding any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, or the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

●	the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

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●	if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Shares of our common stock sold pursuant to the registration statement of which this prospectus is a part will be authorized for quotation and trading on The Nasdaq Capital Market. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on The Nasdaq Capital Market or any securities market or other securities exchange of the securities covered by the prospectus supplement. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

In order to facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing the applicable security in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

The underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of their business.

DESCRIPTION OF CAPITAL STOCK

General

As of the date of this prospectus, our authorized capital stock consists of 145,833,334 shares of common stock, $0.0001 par value per share. As of March 26, 2021, there were 24,411,791 shares of our common stock outstanding.

The following summary description of our capital stock is based on the provisions of our certificate of incorporation and bylaws, the applicable provisions of the Nevada Revised Business Corporations Act, and the agreements described below. This information may not be complete in all respects and is qualified entirely by reference to the provisions of our certificate of incorporation and bylaws, Nevada law and such agreements. For information on how to obtain copies of our certificate of incorporation, bylaws and such agreements, which are exhibits to the registration statement of which this prospectus is a part, see the section entitled “Where You Can Find More Information.”

Common Stock

Each share of common stock entitles the holder to one vote on all matters submitted to a vote of the stockholders including the election of directors. Except as otherwise required by law the holders of our common stock possess all voting power. According to our bylaws, in general, each director is to be elected by a majority of the votes cast with respect to the directors at any meeting of our stockholders for the election of directors at which a quorum is present. According to our bylaws, in general, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on any matter (which shares voting affirmatively also constitute at least a majority of the required quorum), except for the election of directors, is to be the act of our stockholders. Our bylaws provide that stockholders holding at least 33.3% of the shares entitled to vote, represented in person or by proxy, constitute a quorum at the meeting of our stockholders. Our bylaws also provide that any action which may be taken at any annual or special meeting of our stockholders may be taken without a meeting and without prior notice if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

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Our articles of incorporation and bylaws do not provide for cumulative voting in the election of directors. Because the holders of our common stock do not have cumulative voting rights and directors are generally to be elected by a majority of the votes casts with respect to the directors at any meeting of our stockholders for the election of directors, holders of more than fifty percent, and in some cases less than 50%, of the issued and outstanding shares of our common stock can elect all of our directors.

Dividend Rights

The holders of our common stock are entitled to receive such dividends as may be declared by our board of directors out of funds legally available for dividends. Our board of directors is not obligated to declare a dividend. Any future dividends will be subject to the discretion of our board of directors and will depend upon, among other things, future earnings, the operating and financial condition of our company, its capital requirements, general business conditions and other pertinent factors. We do not anticipate that dividends will be paid in the foreseeable future.

Miscellaneous Rights and Provisions

In the event of our liquidation or dissolution, whether voluntary or involuntary, each share of our common stock is entitled to share ratably in any assets available for distribution to holders of our common stock after satisfaction of all liabilities.

Our common stock is not convertible or redeemable and has no preemptive, subscription or conversion rights. There are no conversions, redemption, sinking fund or similar provisions regarding our common stock.

Our common stock, after the fixed consideration thereof has been paid or performed, are not subject to assessment, and the holders of our common stock are not individually liable for the debts and liabilities of our company.

Our bylaws provide that our board of directors may amend our bylaws by a majority vote of our board of directors including any bylaws adopted by our stockholders, but our stockholders may from time to time specify particular provisions of these bylaws, which must not be amended by our board of directors. Our current bylaws were adopted by our board of directors. Therefore, our board of directors can amend our bylaws to make changes to the provisions relating to the quorum requirement and votes requirements to the extent permitted by the Nevada Revised Statutes.

Anti-Takeover Provisions

Some features of the Nevada Revised Statutes, which are further described below, may have the effect of deterring third parties from making takeover bids for control of our company or may be used to hinder or delay a takeover bid. This would decrease the chance that our stockholders would realize a premium over market price for their shares of common stock as a result of a takeover bid.

Acquisition of Controlling Interest

The Nevada Revised Statutes contain provisions governing the acquisition of a controlling interest of certain Nevada corporations. These provisions provide generally that any person or entity that acquires in excess of a specified percentage of the outstanding voting shares of a Nevada corporation may be denied voting rights with respect to the acquired shares, unless the holders of a majority of the voting power of the corporation, excluding shares of which such acquiring person or entity, an officer or a director of the corporation, and an employee of the corporation exercises voting rights, elect to restore such voting rights in whole or in part. These provisions apply whenever a person or entity acquires shares that, but for the operation of these provisions, would bring voting power of such person or entity in the election of directors within any of the following three ranges:

1.	20% or more but less than 33 1/3%;

2.	33 1/3% or more but less than or equal to 50%; or

3.	more than 50%.

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The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from these provisions through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation. Our articles of incorporation and bylaws do not exempt our common stock from these provisions.

These provisions are applicable only to a Nevada corporation, which:

1.	has 200 or more stockholders of record, at least 100 of whom have addresses in Nevada appearing on the stock ledger of the corporation; and

2.	does business in Nevada directly or through an affiliated corporation.

At this time, we do not have 100 stockholders of record who have addresses in Nevada appearing on the stock ledger of our company nor do we conduct any business in Nevada, either directly or through an affiliated corporation. Therefore, we believe that these provisions do not apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply to us, these provisions may discourage companies or persons interested in acquiring a significant interest in or control of our company, regardless of whether such acquisition may be in the interest of our stockholders.

Combination with Interested Stockholder

The Nevada Revised Statutes contain provisions governing the combination of any Nevada corporation that has 200 or more stockholders of record with an interested stockholder. As of March 26, 2021, we had approximately 206 stockholders of record. Therefore, we believe that these provisions do not apply to us and will not until such time as these requirements have been met. At such time as they may apply to us, these provisions may also have the effect of delaying or making it more difficult to effect a change in control of our company.

A corporation affected by these provisions may not engage in a combination within three years after the interested stockholder acquires his, her or its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. Generally, if approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors before the person became an interested stockholder or a majority of the voting power held by disinterested stockholders, or if the consideration to be received per share by disinterested stockholders is at least equal to the highest of:

1.	the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or within three years immediately before, or in, the transaction in which he, she or it became an interested stockholder, whichever is higher; or

2.	the market value per share on the date of announcement of the combination or the date the person became an interested stockholder, whichever is higher.

Generally, these provisions define an interested stockholder as a person who is the beneficial owner, directly or indirectly of 10% or more of the voting power of the outstanding voting shares of a corporation. Generally, these provisions define combination to include any merger or consolidation with an interested stockholder, or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an interested stockholder of assets of the corporation having:

1.	an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation;

2.	an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation; or

3.	representing 10% or more of the earning power or net income of the corporation.

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Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Securities Transfer Corporation located at 2591 Dallas Parkway, Suite 102, Frisco, TX 75034.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer pursuant to this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any debt securities offered under such prospectus supplement may differ from the terms we describe below, and to the extent the terms set forth in a prospectus supplement differ from the terms described below, the terms set forth in the prospectus supplement shall control.

We may sell from time to time, in one or more offerings under this prospectus, debt securities, which may be senior or subordinated. We will issue any such senior debt securities under a senior indenture that we will enter into with a trustee to be named in the senior indenture. We will issue any such subordinated debt securities under a subordinated indenture, which we will enter into with a trustee to be named in the subordinated indenture. We use the term “indentures” to refer to either the senior indenture or the subordinated indenture, as applicable. The indentures will be qualified under the Trust Indenture Act of 1939, as in effect on the date of the indenture. We use the term “debenture trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities.

General

Each indenture will provide that debt securities may be issued from time to time in one or more series and may be denominated and payable in foreign currencies or units based on or relating to foreign currencies. Neither indenture will limit the amount of debt securities that may be issued thereunder, and each indenture will provide that the specific terms of any series of debt securities shall be set forth in, or determined pursuant to, an authorizing resolution and/or a supplemental indenture, if any, relating to such series.

We will describe in each prospectus supplement the following terms relating to a series of debt securities:

●	the title or designation;

●	the aggregate principal amount and any limit on the amount that may be issued;

●	the currency or units based on or relating to currencies in which debt securities of such series are denominated and the currency or units in which principal or interest or both will or may be payable;

●	whether we will issue the series of debt securities in global form, the terms of any global securities and who the depositary will be;

●	the maturity date and the date or dates on which principal will be payable;

●	the interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the date or dates interest will be payable and the record dates for interest payment dates or the method for determining such dates;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

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●	the terms of the subordination of any series of subordinated debt;

●	the place or places where payments will be payable;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●	the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional redemption provisions;

●	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

●	whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

●	whether we will be restricted from incurring any additional indebtedness;

●	a discussion on any material or special U.S. federal income tax considerations applicable to a series of debt securities;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under the applicable indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee under such indenture must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

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Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of Nevada, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Debt Securities

Our obligations pursuant to any subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of senior indebtedness we may incur. It also does not limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF WARRANTS

General

We may issue warrants to our stockholders to purchase shares of our common stock. We may offer warrants separately or together with one or more debt securities, common stock or rights, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the warrant to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the warrant, warrant agreement or warrant certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable warrant agreement and warrant certificate for additional information before you decide whether to purchase any of our rights.

We will provide in a prospectus supplement the following terms of the warrants being issued:

●	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

●	if applicable, the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;

●	if applicable, the exercise price for our debt securities, the amount of debt securities to be received upon exercise, and a description of that series of debt securities;

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●	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

●	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

●	any applicable material U.S. federal income tax consequences;

●	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

●	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

●	if applicable, the date from and after which the warrants and the common stock and/or debt securities will be separately transferable;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	information with respect to book-entry procedures, if any;

●	the anti-dilution provisions of the warrants, if any;

●	any redemption or call provisions;

●	whether the warrants may be sold separately or with other securities as parts of units; and

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Each warrant will entitle the holder of rights to purchase for cash the principal amount of shares of common stock or other securities at the exercise price provided in the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.

Holders may exercise warrants as described in the applicable prospectus supplement. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock or other securities, as applicable, purchasable upon exercise of the rights. If less than all of the warrants issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Warrant Agent

The warrant agent for any warrants we offer will be set forth in the applicable prospectus supplement.

Outstanding Warrants and Options

As of March 26, 2021, we had outstanding warrants to purchase an aggregate of 5,165,510 shares of our common stock having a per share exercise price ranging between $3.14 and $11.19 These warrants have a three-year term, the latest expiring on February 1, 2023. In addition, as of such date we also had outstanding options issued to employees and other service providers for an aggregate of 3,434,858 shares of our common stock having a share exercise price ranging between $0.0012 and $16.8.

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DESCRIPTION OF RIGHTS

General

We may issue rights to our stockholders to purchase shares of our common stock or the other securities described in this prospectus. We may offer rights separately or together with one or more additional rights, debt securities, common stock or warrants, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights.

We will provide in a prospectus supplement the following terms of the rights being issued:

●	the date of determining the stockholders entitled to the rights distribution;

●	the aggregate number of shares of common stock or other securities purchasable upon exercise of the rights;

●	the exercise price;

●	the aggregate number of rights issued;

●	whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;

●	the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;

●	the method by which holders of rights will be entitled to exercise;

●	the conditions to the completion of the offering, if any;

●	the withdrawal, termination and cancellation rights, if any;

●	whether there are any backstop or standby purchaser or purchasers and the terms of their commitment, if any;

●	whether stockholders are entitled to oversubscription rights, if any;

●	any applicable U.S. federal income tax considerations; and

●	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights, as applicable.

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Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock or other securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock or other securities, as applicable, purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Rights Agent

The rights agent for any rights we offer will be set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

The following description, together with the additional information that we include in any applicable prospectus supplements summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units consisting of common stock, one or more debt securities, warrants or rights for the purchase of common stock and/or debt securities in one or more series, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions of the governing unit agreement that differ from those described below; and

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those set forth in any prospectus supplement or as described under “Description of Capital Stock,” “Description of Debt Securities,” “Description of Warrants” and “Description of Rights” will apply to each unit, as applicable, and to any common stock, debt security, warrant or right included in each unit, as applicable.

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Unit Agent

The name and address of the unit agent for any units we offer will be set forth in the applicable prospectus supplement.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

LEGAL MATTERS

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., New York, New York, will pass upon the validity of the issuance of the securities to be offered by this prospectus.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2020 have been so incorporated in reliance on the report of Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s public reference facilities at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference facilities. SEC filings are also available at the SEC’s web site at http://www.sec.gov.

This prospectus is only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the public reference room or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

We also maintain a website at www.orgenesis.com, through which you can access our SEC filings. The information set forth on, or accessible from, our website is not part of this prospectus.

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INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement and any prospectus supplement filed hereafter, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find More Information.” The documents we are incorporating by reference are:

●	our Annual Report on Form 10-K for the year ended December 31, 2020, filed on March 9, 2021;

●	the description of our Common Stock which is filed as Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2020, including all amendments or reports filed for the purpose of updating such description; and

●	all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination or completion of the offering of securities under this prospectus shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing such reports and other documents.

Unless otherwise noted, the SEC file number for each of the documents listed above is 001-38416.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost, by contacting: Orgenesis Inc., Attention: Corporate Secretary, 20271 Goldenrod Lane, Germantown MD 20876 or call (480) 659-6404.

You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

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1,410,256 shares of Common Stock

Warrants to Purchase up to 1,410,256 shares of Common Stock

PROSPECTUS SUPPLEMENT

Sole Placement Agent

Titan Partners Group

 a division of American Capital Partners

November 8, 2023